SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 17, 2018

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced first quarter 2018 results through March 31, 2018 and announced an increased quarterly common stock cash dividend.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Exhibits

--------

Exhibit 99.1

Press release dated April 17, 2018, announcing first quarter 2018 earnings through March 31, 2018 and announcing an increased quarterly common stock cash dividend.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: April 17, 2018

Exhibit 99.1

AMERISERV FINANCIAL REPORTS HIGHER 2018 FIRST QUARTER EARNINGS AND ANNOUNCES AN INCREASED QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported first quarter 2018 net income of $1,767,000, or $0.10 per diluted common share.  This represented a $0.03, or 42.9%, increase in earnings per share from the first quarter of 2017 where net income totaled $1,348,000 or $0.07 per diluted common share.  The following table highlights the Company’s financial performance for the quarters ended March 31, 2018 and 2017:

	First Quarter 2018	First Quarter 2017	$ Change	% Change

Net income	$1,767,000	$1,348,000	$419,000	31.1%
Diluted earnings per share	$ 0.10	$ 0.07	$ 0.03	42.9%

COMMON STOCK DIVIDEND INCREASE

The Company also announced that its Board of Directors declared a $0.02 per share quarterly common stock cash dividend.  This new quarterly dividend amount represents a 33% increase from the previous $0.015 per share quarterly dividend.  The cash dividend is payable May 21, 2018 to shareholders of record on May 7, 2018.  This increased cash dividend represents an approximate 2.0% annualized yield using a recent common stock price of $4.10 and represents a payout ratio of 20% based upon the Company's reported first quarter 2018 earnings per share of $0.10.

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2018 first quarter financial results: "I was pleased with the strong growth in earnings per share (EPS) that our Company achieved in the first quarter of 2018. This EPS growth resulted from a combination of lower income tax expense, positive operating leverage, and effective capital management.  As a result of the confidence that our Board of Directors has in AmeriServ Financial Inc.’s improved earnings power that was demonstrated in our first quarter results, we are pleased to return more capital to our shareholders through an increased common stock cash dividend.”

The Company's net interest income in the first quarter of 2018 increased by $27,000, or 0.3%, from the prior year's first quarter.  The Company’s net interest margin of 3.29% for the first quarter of 2018 was two basis points higher than the net interest margin of 3.27% for the first quarter 2017.  The 2018 increase in net interest income and the improved net interest margin performance are the result of continued growth of the investment securities portfolio, a change in the mix of total investment securities and the positive impact from the higher interest rate environment.  The growth of investment securities offset a decrease in the balance of total loans as total average earning assets were relatively stable compared to the first quarter of 2017.  Specifically, total investment securities averaged $177 million in the first quarter of 2018 which was $8.9 million, or 5.3%, higher than the $168 million average for the first quarter of 2017.  Total loans averaged $881 million for the first quarter of 2018 which was $8.4 million, or 0.9%, lower than the 2017 first quarter average.  Also favorably impacting net interest income was the Company continuing to limit increases in its cost of funds through controlled but competitive deposit pricing.

The growth in the investment securities portfolio is the result of a continuation of the strategy that management implemented last year, which included the diversification of the mix of the investment securities through purchases of high quality corporate and taxable municipal securities.  This revised strategy for securities purchases was facilitated by the increase in national interest rates and resulted in improved opportunities to purchase additional securities and grow the portfolio.  As a result, interest on investments increased between the first quarter of 2018 and the first quarter of 2017 by $207,000, or 17.4%.  The combination of a higher level of early loan payoffs and a slowdown in loan production resulted in the decrease in the loan portfolio.  Total loan production was negatively impacted in the fourth quarter of 2017 because of the uncertainty that existed in the market during this time from potential borrowers regarding the timing that corporate tax reform would be enacted.  Although loan pipelines grew and are currently strong, the fourth quarter 2017 slowdown in loan production carried forward into the first quarter of 2018 and, along with the increased loan pre-payment activity, resulted in the total portfolio demonstrating a decrease since last year’s first quarter.  The Company expects that its loan portfolio will resume growth in the second quarter of 2018.  However, even with the decrease in total loan volume, loan interest income increased by $262,000, or 2.7%, between the first quarter of 2018 and the first quarter of 2017.  The higher loan interest income resulted from new loans originating at higher yields due to the higher interest rates and also reflected the upward repricing of certain loans tied to LIBOR or the prime rate as both of these indices have moved up with the Federal Reserve's decision to increase the target federal funds interest rate. Overall, total interest income increased by $469,000, or 4.4%, between years.

Total interest expense for the first quarter of 2018 increased by $442,000, or 21.8%, due to higher levels of both deposit and borrowing interest expense.  The Company experienced a decrease in total deposits which was reflective of the rising national interest rates as the decline occurred in money market deposit accounts.  It was anticipated that as interest rates rise a portion of these funds would move into other higher rate alternative bank deposit products having a stated maturity or leave for other non-banking products.  We have indeed experienced growth in our term deposit products due to some of these deposit funds shifting into CDs or IRAs.  Growth in these accounts also reflects our ongoing business development efforts as well as the loyalty of our core deposit base that provides a strong foundation to support our balance sheet.  Overall, however, the runoff of money market deposits has more than offset the growth of term deposit products and resulted in the decrease in the balance of total deposits.  Specifically, total deposits averaged $960 million in the first quarter of 2018 which was $15.5 million, or 1.6%, lower than the $976 million average for the first quarter of 2017.  Deposit interest expense in 2018 increased by $345,000, or 24.0%, due to the higher interest rate environment as deposit pricing increased in a controlled manner and certain indexed money market accounts repriced upward after the Federal Reserve interest rate increases.  Overall, the Company's loan to deposit ratio averaged 91.78% in the first quarter of 2018 which we believe indicates that the Company has ample capacity to grow its loan portfolio.  The Company experienced a $97,000, or 16.4%, increase in the interest cost for borrowings in first quarter of 2018 due to the immediate impact that the increases in the Federal Funds Rate had on the cost of overnight borrowed funds.  Also, a higher level of total borrowed funds, which were necessary to offset the decrease in total deposits caused borrowings interest expense to increase.  For the first quarter of 2018, total average FHLB borrowed funds of $68.1 million, increased by $13.7 million, or 25.2%, when compared to the first quarter of 2017.

The Company recorded a $50,000 provision for loan losses in the first quarter of 2018 compared to a $225,000 provision for loan losses in the first quarter of 2017.  The lower 2018 provision reflects our overall strong asset quality, the successful workout of several criticized loans, and reduced loan portfolio balances.  The Company experienced net loan charge-offs of $333,000, or 0.15% of total loans, in 2018 compared to net loan charge-offs of $77,000, or 0.04% of total loans, in 2017.  Overall, the Company continued to maintain strong asset quality as its nonperforming assets totaled $2.2 million, or only 0.25% of total loans, at March 31, 2018.  In summary, the allowance for loan losses provided 460% coverage of non-performing loans, and 1.13% of total loans, at March 31, 2018, compared to 337% coverage of non-performing loans, and 1.14% of total loans, at December 31, 2017.

Total non-interest income in the first quarter of 2018 increased by $73,000, or 2.0%, from the prior year's first quarter.  Trust and investment advisory fees increased by $112,000, or 5.2%, as the Company benefited from increased market values for assets under management in the first quarter of 2018.  Wealth management continues to be an important strategic focus as it contributes to non-interest revenue comprising over 29% of the Company’s total revenue in the first quarter of 2018.  Also increasing since last year’s first quarter was other income by $32,000, or 4.8%, due to higher interchange fees and additional income from greater debit card usage.  These favorable comparisons more than offset reductions in revenue from mortgage related fee income of $36,000 and lower income from residential mortgage loan sales into the secondary market of $16,000 due to lower residential mortgage loan production in the first quarter of 2018.  Also, there were fewer gains realized from security sales which decreased by $19,000 in the first quarter of 2018.

The Company's total non-interest expense in the first quarter of 2018 increased by $35,000, or only 0.4%, when compared to the first quarter of 2017 as a result of the Company’s ongoing efforts to carefully manage and contain non-interest expense.  The increase was primarily due to a higher level of salaries & benefits expense of $145,000, or 2.4%, which more than offset reductions in other expenses of $64,000, or 3.8%, equipment costs of $28,000, or 6.7%, and professional fees of $16,000, or 1.3%.  Within salaries & benefits, higher salaries expense and incentive compensation more than offset reduced levels of pension expense and lower health care costs due to our union employees changing healthcare providers as per terms of the new collective bargaining agreement.  The reduction to other expense is due to reduced check card processing costs, supplies usage, armored transport costs and telephone expense.  The lower level of equipment expense since last year resulted from the Company’s ongoing focus to reduce and control expenses.  Finally, professional fees declined in the first quarter of 2018 due to reduced costs from outsourced professional services.

The Company recorded an income tax expense of $446,000, or an effective tax rate of 20.1%, in the first quarter of 2018.  This compares to an income tax expense of $625,000, or an effective tax rate of 31.7%, for the first quarter of 2017.  The lower effective tax rate and income tax expense in the first quarter of 2018 reflects the benefits of corporate tax reform as a result of the enactment of the “Tax Cuts and Jobs Act” late in the fourth quarter of 2017.

The Company had total assets of $1.15 billion, shareholders' equity of $95.8 million, a book value of $5.31 per common share and a tangible book value of $4.65 per common share at March 31, 2018.  In accordance with the common stock buyback program announced on January 24, 2017, the Company returned an additional $445,000 of capital to its shareholders through the repurchase of 105,663 shares of its common stock in the first quarter of 2018.  This represented the completion of the most recently authorized buyback program as all 945,000 common stock shares have been repurchased and a total of $3.8 million was returned to our shareholders over the past 14 months.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission. Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

March 31, 2018

(In thousands, except per share and ratio data)

(Unaudited)

                                          2018

1QTR

PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,767

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.62%
Return on average equity	7.55
Net interest margin	3.29
Net charge-offs as a percentage of average loans	0.15
Loan loss provision as a percentage of average loans	0.02
Efficiency ratio	81.69

PER COMMON SHARE:
Net income:
Basic	$0.10
Average number of common shares outstanding	18,079
Diluted	0.10
Average number of common shares outstanding	18,181
Cash dividends declared	$0.015

2017

	1QTR	2QTR	3QTR	4QTR**	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,348	$1,389	$1,551	$(995)	$3,293

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.47%	0.48%	0.53%	(0.34)%	0.28%
Return on average equity	5.74	5.81	6.37	(4.07)	3.42
Net interest margin	3.27	3.27	3.28	3.31	3.32
Net charge-offs as a percentage of average loans	0.04	0.01	0.11	0.08	0.06
Loan loss provision as a percentage of average loans	0.10	0.14	0.09	0.02	0.09
Efficiency ratio	82.04	81.47	80.42	80.63	81.13

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.08	$(0.05)	$0.18
Average number of common shares outstanding	18,814	18,580	18,380	18,226	18,498
Diluted	0.07	0.07	0.08	(0.05)	0.18
Average number of common shares outstanding	18,922	18,699	18,481	18,226	18,600
Cash dividends declared	$0.015	$0.015	$0.015	$0.015	$0.060

** - The fourth quarter 2017 results were impacted by a $2.6 million increase of tax expense because of the new tax law that caused the revaluation of the Company’s deferred tax assets from 34% to 21%.

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

                                     2018

1QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,151,160
Short-term investments/overnight funds	7,796
Investment securities	171,053
Loans and loans held for sale	875,716
Allowance for loan losses	9,932
Goodwill	11,944
Deposits	944,206
FHLB borrowings	82,864
Subordinated debt, net	7,470
Shareholders’ equity	95,810
Non-performing assets	2,157
Tangible common equity ratio	7.36%
Total capital (to risk weighted assets) ratio	13.45
PER COMMON SHARE:
Book value	$5.31
Tangible book value	4.65
Market value	4.00
Trust assets – fair market value (A)	$2,175,538

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304
Branch locations	15
Common shares outstanding	18,033,401

2017

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,172,127	$1,171,962	$1,170,916	$1,167,655
Short-term investments/overnight funds	8,320	8,389	8,408	7,954
Investment securities	165,781	168,367	168,443	167,890
Loans and loans held for sale	899,456	897,876	897,900	892,758
Allowance for loan losses	10,080	10,391	10,346	10,214
Goodwill	11,944	11,944	11,944	11,944
Deposits	964,776	956,375	966,921	947,945
FHLB borrowings	79,718	87,143	77,635	95,313
Subordinated debt, net	7,447	7,453	7,459	7,465
Shareholders’ equity	95,604	96,277	97,110	95,102
Non-performing assets	1,488	2,362	5,372	3,034
Tangible common equity ratio	7.21%	7.27%	7.35%	7.20%
Total capital (to risk weighted assets) ratio	13.03	13.13	13.08	13.21
PER COMMON SHARE:
Book value	$5.12	$5.21	$5.31	$5.25
Tangible book value	4.48	4.57	4.66	4.59
Market value	3.75	4.15	4.00	4.15
Trust assets – fair market value (A)	$2,025,304	$2,070,212	$2,119,371	$2,186,393

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	307	308	307	302
Branch locations	16	16	16	15
Common shares outstanding	18,666,520	18,461,628	18,281,224	18,128,247

NOTES:

        (A) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

                                      2018

1QTR
INTEREST INCOME
Interest and fees on loans	$9,818
Interest on investments	1,399
Total Interest Income	11,217

INTEREST EXPENSE
Deposits	1,781
All borrowings	688
Total Interest Expense	2,469

NET INTEREST INCOME	8,748
Provision for loan losses	50
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,698

NON-INTEREST INCOME
Trust and investment advisory fees	2,278
Service charges on deposit accounts	383
Net realized gains on loans held for sale	98
Mortgage related fees	39
Net realized gains on investment securities	8
Bank owned life insurance	132
Other income	697
Total Non-Interest Income	3,635

NON-INTEREST EXPENSE
Salaries and employee benefits	6,093
Net occupancy expense	670
Equipment expense	391
Professional fees	1,184
FDIC deposit insurance expense	162
Other expenses	1,620
Total Non-Interest Expense	10,120

PRETAX INCOME	2,213
Income tax expense	446
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,767

                                     2017

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,556	$9,778	$9,855	$10,028	$39,217
Interest on investments	1,192	1,273	1,332	1,342	5,139
Total Interest Income	10,748	11,051	11,187	11,370	44,356

INTEREST EXPENSE
Deposits	1,436	1,504	1,618	1,697	6,255
All borrowings	591	648	632	669	2,540
Total Interest Expense	2,027	2,152	2,250	2,366	8,795

NET INTEREST INCOME	8,721	8,899	8,937	9,004	35,561
Provision for loan losses	225	325	200	50	800
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,496	8,574	8,737	8,954	34,761

NON-INTEREST INCOME
Trust and investment advisory fees	2,166	2,081	2,045	2,170	8,462
Service charges on deposit accounts	374	385	409	413	1,581
Net realized gains on loans held for sale	114	186	217	162	679
Mortgage related fees	75	83	69	58	285
Net realized gains on investment securities	27	32	56	-	115
Bank owned life insurance	141	310	143	143	737
Other income	665	678	690	753	2,786
Total Non-Interest Income	3,562	3,755	3,629	3,699	14,645

NON-INTEREST EXPENSE
Salaries and employee benefits	5,948	5,917	5,943	6,112	23,920
Net occupancy expense	674	639	634	653	2,600
Equipment expense	419	434	343	389	1,585
Professional fees	1,200	1,415	1,213	1,230	5,058
FDIC deposit insurance expense	160	152	156	160	628
Other expenses	1,684	1,760	1,825	1,706	6,975
Total Non-Interest Expense	10,085	10,317	10,114	10,250	40,766

PRETAX INCOME	1,973	2,012	2,252	2,403	8,640
Income tax expense	625	623	701	3,398	5,347
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,348	$1,389	$1,551	$(995)	$3,293

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2018

2017

	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$881,485	$889,908
Short-term investment in money market funds	7,133	7,940
Deposits with banks	1,025	1,030
Total investment securities	177,133	168,261
Total interest earning assets	1,066,776	1,067,139

Non-interest earning assets:
Cash and due from banks	21,859	22,330
Premises and equipment	12,623	11,804
Other assets	62,374	67,794
Allowance for loan losses	(10,251)	(10,053)

Total assets	$1,153,381	$1,159,014

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$133,379	$ 127,531
Savings	97,304	97,254
Money market	253,665	278,811
Other time	293,858	288,830
Total interest bearing deposits	778,206	792,426
Borrowings:
Federal funds purchased and other short-term borrowings	22,261	8,863
Advances from Federal Home Loan Bank	45,838	45,535
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085
Subordinated debt	7,650	7,650
Total interest bearing liabilities	867,040	867,559

Non-interest bearing liabilities:
Demand deposits	182,215	183,532
Other liabilities	9,170	12,613
Shareholders’ equity	94,956	95,310
Total liabilities and shareholders’ equity	$1,153,381	$1,159,014